                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3/A (File Nos. 333-82124-02 and 333-82124-03) of Mediacom Broadband LLC and Mediacom Broadband Corporation of our report dated March 8, 2002 relating to the combined financial statements of Mediacom Systems as of July 18, 2001 and December 31, 2000 and for the period from January 1, 2001 to July 18, 2001 and the year ended December 31, 2000, which appear in this Form 10-K of Mediacom Broadband LLC.


/s/ PricewaterhouseCoopers LLP



Denver, Colorado
March 28, 2003